Exhibit 3.3

FORM OF AMENDED AND RESTATED BYLAWS

OF

BRE RETAIL PARENT INC.

(adopted June 28, 2011)

Capitalized terms used herein and not defined shall have the meanings assigned such terms in the Amended and Restated Certificate of Incorporation (as amended and restated from time to time, the “Certificate of Incorporation”) of BRE Retail Parent Inc. (the “Corporation”).

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1.1 Meetings

(a) If required by applicable law, annual meetings of stockholders shall be held at such place, if any, date and hour as shall be fixed by the Board of Directors and stated in the notice of meeting, at which the directors shall be elected and any other proper business of the Corporation may be conducted. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice.

(b) Special meetings of the stockholders may be called at any time by the chief executive officer of the Corporation or by or at the request of a majority of the directors. Notwithstanding the foregoing, if there shall be no directors, the officers of the Corporation shall promptly call a special meeting of the stockholders entitled to vote for the election of successor directors. Notice of any special meeting shall state the purpose or purposes of the meeting.

SECTION 1.2 Notice of Meetings

Unless otherwise required by law, the Certificate of Incorporation or these bylaws, not less than ten (10) nor more than sixty (60) days before the date of every stockholders’ meeting, the Corporation shall give to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, and to each stockholder not entitled to vote who is entitled by law to notice, notice stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 1.3 Quorum

Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, at any meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation (“Shares”) entitled to vote at the meeting shall constitute a quorum. If, however, such quorum shall not be present in person or by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, by a majority in voting power thereof, without notice other than announcement at the meeting, until a quorum shall be present in person or by proxy. If the adjournment is for more than thirty (30) days or a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which could have been transacted at the meeting as originally noticed.

SECTION 1.4 Voting

Except as otherwise required by law, the Certificate of Incorporation or these bylaws, whenever any action is to be taken by the stockholders at a meeting at which a quorum is present, it shall be authorized by the affirmative vote of the holders of a majority in voting power of the outstanding Shares present and entitled to vote thereon. At all elections of directors, voting by stockholders shall be conducted under the noncumulative method and the election of directors shall be by a plurality of the votes cast.

A stockholder may vote only the Shares owned by such stockholder, as shown on the record of stockholders of the Corporation as of the record date for stockholders entitled to vote determined pursuant to these bylaws or pursuant to applicable law. All persons who were holders of record of Shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. A stockholder may vote the Shares owned of record by such stockholder, either in person or by proxy executed by the stockholder or by such stockholder’s duly authorized attorney-in-fact in accordance with applicable law and filed with the Secretary prior to the meeting. No proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

SECTION 1.5 Organization and Order of Business

At each meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

SECTION 1.6 Inspectors

The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

SECTION 1.7 Action Without Meeting

Except as otherwise provided by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth such action, is signed by stockholders representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares were present and voted and such consent or consents shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

SECTION 1.8 List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.8 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 Number, Election, Term and Qualifications

Except as provided below, the number of directors of the Corporation shall be one or such greater number as is determined by resolution of the Board of Directors. A director may be removed as provided in the Certificate of Incorporation and applicable law. The tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors.

SECTION 2.2 Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation or by these bylaws conferred upon or reserved to the stockholders.

SECTION 2.3 Resignations

Any director or member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless the resignation so provides.

SECTION 2.4 Vacancies and Newly Created Directorships

Vacancies and newly created directorships may be filled only by a majority of the remaining directors, or if only one director shall remain, by the remaining director (though less than a quorum). If at any time there shall be no directors in office, successor directors shall be elected by the stockholders in accordance with Article I. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

SECTION 2.5 Actions by Directors

The Board of Directors, or any committee thereof, may act with or without a meeting. Unless specifically provided otherwise in these bylaws, any action of the Board of Directors, or any committee thereof, may be taken (i) at a meeting at which a quorum is present, by vote of a majority of the directors present or (ii) without a meeting, if all members of the Board of Directors or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of meetings of the Board of Directors or such committee. Any action or actions permitted to be taken by the Board of Directors, or any committee thereof, in connection with the business of the Corporation may be taken pursuant to authority granted by a meeting of the directors conducted by a telephone conference call or other communication equipment, and the transaction of business represented thereby shall be of the same authority and validity as if transacted at a meeting of the directors held in person or by written consent. The minutes of any Board of Directors’ meeting or committee’s meeting held by telephone or other communication equipment shall be prepared in the same manner as a meeting of the Board of Directors or committee held in person.

SECTION 2.6 Committees of the Board

The Board of Directors may appoint from among its members an executive committee, an audit committee and other committees. The Board of Directors may designate one or more directors as alternative members of any committees who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. One-third of the members of any committee shall be present in person, by telephone or other communication equipment at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members. The committees shall keep minutes of their proceedings.

The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

SECTION 2.7 Meetings of the Board of Directors

Meetings of the Board of Directors, regular or special, may be held at any place as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

As soon as practicable after each annual meeting of stockholders, a regular meeting of the directors shall be held for the purpose of organizing, electing officers and transacting other business. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in Article III, except that no notice shall be necessary if such meeting is held immediately after, and at the site, of the annual meeting of stockholders.

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Special meetings of the Board of Directors may be called at any time by two or more directors or by or at the request of the Chairman of the Board or the President. Special meetings may be held at such place or places as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each director by (a) United States mail, postage prepaid, (b) express mail or overnight delivery or courier service, (c) telecopy or other facsimile transmission or other means of electronic transmission, (d) personal delivery or (e) telephone, to the address, telecopy or telephone number of such director appearing on the books of the Corporation or theretofore given by such director to the Corporation for the purpose of receiving such types of notice. Such notice shall be deemed given (i) if given by telecopier or other means of electronic transmission, when transmitted to the number or address specified for such purpose and the appropriate answerback or confirmation is received (or, if such time is not during a Business Day, at the beginning of the next Business Day), (ii) if given by mail, when deposited in the United States mail, postage prepaid, directed to such director at his address as it appears on the record of the Corporation or (iii) if given by any other means, when delivered to such director.

SECTION 2.8 Organization

The Chairman of the Board shall be selected by a majority of the directors and shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman to preside at a meeting, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 2.9 Directors’ Compensation

No director shall receive any compensation for serving as a director or as an officer of the Corporation, but may be reimbursed for his or her reasonable expenses incurred in connection with his or her service as a director.

ARTICLE III

NOTICES

SECTION 3.1 Notice to Stockholders

Any notice of any meeting or other notice, communication or report to any stockholder shall be delivered to such stockholder by (a) United States mail, postage prepaid, (b) express mail or overnight delivery or courier service, (c) telecopy or other facsimile transmission, (d) personal delivery to the address or telecopy number of such stockholder appearing on the books of the Corporation or theretofore given by such stockholder to the Corporation for the purpose of notice or (e) as otherwise permitted by law. Such notice shall be deemed given (i) if given by telecopier, when transmitted to the number specified for such purpose and the appropriate answerback or confirmation is received (or, if such time is not during a Business Day, at the beginning of the next Business Day), (ii) if given by mail, when deposited in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the records of the Corporation or (iii) if given by any other means, when delivered to such stockholder, provided that, if notice is given by electronic transmission, such stockholder must consent to such notice procedure.

SECTION 3.2 Waivers of Notice

Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under law or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof given by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or attendance at a meeting of stockholders, directors or committee in person (or, in the case of a meeting of stockholders, by proxy), except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE IV

OFFICERS

SECTION 4.1 Officers

The officers of the Corporation shall be chosen by the Board of Directors and shall be a President (or one or more Co-Presidents), a Secretary and a Treasurer. The Board of Directors may also choose a Chairman (or one or more Co-Chairmen) of the Board, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. Two or more offices, except those of Chairman and Secretary, or Chairman and/or President and Assistant Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Certificate of Incorporation or these bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 4.2 Other Officers and Agents

The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4.3 Compensation

No officer or agent of the Corporation who is a director, officer, member, partner or employee of Blackstone Real Estate Associates VI L.P. or any of its Affiliates shall receive any salary or other compensation (except for reimbursement for reasonable expenses) from the Corporation.

SECTION 4.4 Removal; Resignation

The officers of the Corporation shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if such time is not specified, at the time of its receipt by the Chairman, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless otherwise provided in the resignation. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

SECTION 4.5 Chairman

The Chairman shall, if present, preside at all meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these bylaws and as may be set forth herein.

SECTION 4.6 President

The President shall be the chief executive officer of the Corporation. The President shall have general and active control of the business, finances and affairs of the Corporation, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have the general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the

Corporation, to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these bylaws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an officer, employee or agent who shall have been appointed by the Board of Directors; to delegate to a responsible agent any of the foregoing; and to take any other such action as the President deems necessary, subject to the oversight of the Board of Directors.

SECTION 4.7 Vice President

The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 4.8 Secretary

The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary.

SECTION 4.9 Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 4.10 Treasurer and Assistant Treasurer

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 4.11 Delegation of Duties

In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any director.

ARTICLE V

OWNERSHIP; CERTIFICATES OF SHARES

SECTION 5.1 Certificates

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Co-Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation representing the number of shares registered in certificate form.

The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In the case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each Share certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of Shares and number of Shares represented by the certificate.

SECTION 5.2 Lost Certificates

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

SECTION 5.3 Share Record; Issuance and Transferability of Shares

(a) Records shall be kept by or on behalf of and under the direction of the directors or the officers of the Corporation, which shall contain the names and addresses of the stockholders, the number of Shares held by them respectively, the numbers of certificates representing the Shares (to the extent certificated) and the amount of any installment or remaining commitment payable thereon, if any, and in which there shall be recorded all transfers of Shares. To the fullest extent permitted by law, the Corporation, the directors and the officers, employees and agents of the Corporation shall be entitled to deem the persons in whose names certificates are registered on the records of the Corporation (or whose names are reflected on such records, in the case of uncertificated shares) to be the absolute owners of the Shares represented thereby for all purposes of the Corporation; but nothing herein shall be deemed to preclude the directors or officers, employees or agents of the Corporation from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Corporation, the directors shall not be affected by any notice of such transfer, either actual or constructive.

(b) Shares shall be transferable on the records of the Corporation only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the directors or a transfer agent of the certificate or certificates therefor (if certificated), properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Board of Directors or such transfer agent. Subject to the restrictions set forth in the Certificate of Incorporation, upon such delivery, the transfer shall be recorded in the records of the Corporation and a new certificate for the Shares so transferred shall be issued to the transferee (if certificated) and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor (if certificated). Uncertificated shares shall be transferable on the records of the Corporation only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the directors or a transfer agent of such duly executed instrument of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Board of Directors or such transfer agent. Subject to the restrictions set forth on the Certificate of Incorporation, upon such delivery, the transfer shall be recorded in the records of the Corporation. Until a transfer is duly effected on the records of the Corporation, the directors shall not be affected by any notice of such transfer, either actual or constructive. Subject to the restrictions set forth in the Certificate of Incorporation, any person becoming entitled to any Shares in consequence of the death of a stockholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Board of Directors or a transfer agent of instruments and other evidence required by the Board of Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Board of Directors or transfer agent. Nothing in these bylaws shall impose upon the Board of Directors or a transfer agent a duty or limit their rights to inquire into adverse claims.

SECTION 5.4 Fixing Record Date

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 5.5 Transfer Agent; Dividend Disbursing Agent and Registrar

The Board of Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records, to hold and to disburse any dividends or distributions, and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to stockholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Delaware corporation.

SECTION 5.6 Ownership of Shares

The Board of Directors may take any action that is necessary in the good faith judgment of the Board of Directors to ensure that the Shares of the Corporation are held by an appropriate number and character of stockholders as required to maintain the Corporation’s status as a “domestically-controlled” REIT and not a “personal holding company” (within the meaning of Sections 542 and 856 of the Code) or a pension-held REIT under the REIT Provisions of the Code.

ARTICLE VI

GENERAL PROVISIONS

SECTION 6.1 Checks

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by the President or the Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

SECTION 6.2 Depositories

The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation or any officer may from time to time determine.

SECTION 6.3 Books of Account and Records

The Corporation shall maintain correct and complete books and records of account of all the business and transactions of the Corporation. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

SECTION 6.4 Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

SECTION 6.5 Statement of Investment Policy

The Corporation intends to invest in:

(a) one or more Investments directly or indirectly;

(b) any direct or indirect Investment made to preserve, protect or enhance any existing investment of the Corporation or an affiliate thereof; and

(c) the Corporation intends to make Investments and exercise its authority with respect to investments in such a manner that the Corporation would satisfy the requirements for REIT status under the REIT Provisions of the Code.

“Investment” shall mean the Corporation’s investment in real property and any other investments including: (i) any debt or equity or other interest in, directly or indirectly, or relating to, real estate assets (including performing or nonperforming mortgage or other real estate related loans), (ii) property management, development or other real estate related businesses and (iii) any non-real estate assets or any businesses that consist of non-real estate related assets or operations, as the case may be, including personal property and unsecured loans, which are part of, or incidental to, an Investment which consists principally of assets or businesses referred to in clauses (i) and (ii).

ARTICLE VII

INDEMNIFICATION; INSURANCE

SECTION 7.1 Right to Indemnification

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

SECTION 7.2 Advancement of Expenses

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

SECTION 7.3 Claims

If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 7.4 Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any Covered Person, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnity such person against such liability under this Article VII.

SECTION 7.5 Successors

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by corporate action shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole discretion.

SECTION 7.6 Nonexclusivity of Rights

The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 7.7 Other Sources

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, nonprofit entity or other enterprise.

SECTION 7.8 Amendment or Repeal

The provisions of this Article VII shall be a contract between the Corporation, on the one hand, and each Covered Person, on the other hand, pursuant to which the Corporation and each such Covered Person intend to be legally bound. Any right to indemnification or advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article VII after the occurrence of the act or omission that is subject of the Proceeding for which indemnification or advancement is being sought.

SECTION 7.9 Other Indemnification and Advancement of Expenses

This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.